As filed with the Securities and Exchange Commission on April 19, 2010         Registration No.  333-134534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

Post-effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pacific WebWorks, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	87-0627910 (I.R.S. Employer Identification Number)
230 West 400 South, First Floor, Salt Lake City, Utah (Address of principal executive offices)	84101 (Zip code)

Pacific WebWorks, Inc. 2001 Equity Incentive Plan

(Full title of the plan)

Kenneth W. Bell, CEO

230 West 400 South, First Floor, Salt Lake City, Utah 84101

(Name and address of agent for service)

(801) 578-9020

(Telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Non-accelerated filer [ ]	Accelerated filer [ ] Smaller reporting company [X]

Approximate date of commencement of proposed sale to the public:  From time to time following the effectiveness of this registration statement.

EXPLANATORY NOTE

This post-effective amendment relates to the registration statement on Form S-8 of Pacific WebWorks, Inc. (File No. 333-134534), which was filed with the Securities and Exchange Commission on May 26, 2006, and pertains to the registration of 3,560,000 shares of the Pacific WebWorks Inc., (the “Company”) common stock, par value $0.001, issuable under the Pacific WebWorks, Inc. 2001 Equity Incentive Plan (the “Plan”).  This post-effective amendment has been revised to include the documents incorporated by reference under Part II, Item 3, and includes current exhibits (See Item 8, below).

As of the filing date of this post-effective amendment, the Company has sold pursuant to the Plan an aggregate of 130,000 shares of common stock registered under the registration statement and this amended registration statement will continue registration of the remaining 3,430,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by the Company pursuant to the Securities Exchange Act of 1934 are, as of their respective dates, hereby incorporated by reference in this registration statement:

(i)

Current Report on Form 8-K, dated January 27, 2010, filed February 19, 2010;

(ii)

Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed March 31, 2010; and

(ii)

The description of the common stock contained in the Company’s registration statement on Form SB-2 (SEC File No. 133-127995), filed August 31, 2005, as amended, in the section entitled “Description of Common Stock.”

In addition, all documents that the Company subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing with the SEC of a post-effective amendment to this registration statement that (1) indicates that all shares of common stock registered on this registration statement have been sold or (2) affects the deregistration of the balance of such shares then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be part of this registration statement from the date of filing of such documents.

ITEM 8.  EXHIBITS

No.

Description

4.1

Pacific WebWorks, Inc. 2001 Equity Incentive Plan, as amended

5.1

Opinion of Cindy Shy, P.C.

23.1

Consent of Chisholm, Bierwolf, Nilson & Morrill, LLC

23.2

Consent of Cindy Shy, P.C. (See exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 16, 2010.

PACIFIC WEBWORKS, INC. By: /s/ Christian R. Larsen Christian R. Larsen, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 16, 2010	/s/ Christian R. Larsen Christian R. Larsen President and Director
Date: April 16, 2010	/s/ Kenneth W. Bell Kenneth W. Bell Chief Executive Officer, Treasurer, and Chairman of the Board
Date: April 16, 2010	/s/ R Brett Bell R. Brett Bell Chief Financial Officer and Secretary

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